EXHIBIT B-11

                         CONSENT OF INDEPENDENT AUDITORS

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the references to our firm in the Pre-Effective Amendment to the Registration Statement on Form N-1A of the Aapex Funds, Inc. and to the use of our report dated January 26, 1999 on the statement of assets and liabilities of the Aapex Equity Fund ("Fund"). Such statement of assets and liabilities appears in the Fund's Statement of Additional Information.


                                                   /s/ Tait, Weller & Baker
                                                   TAIT, WELLER & BAKER

PHILADELPHIA, PENNSYLVANIA
JANUARY 26, 1999